Dobson Communications Reports $49.7 Million in Second Quarter Net Income

OKLAHOMA CITY, August 5, 2003 (PRIMEZONE) -- Dobson Communications Corporation (Nasdaq:DCEL):

 -- Lower Cash Cost Per User Strengthens EBITDA Margin to
    49.1 Percent --
 -- Operating Income Increases 40 Percent to $53.2 Million --
 -- Gains Generated by Property Swap and Related Preferred Stock
    Redemption --

Dobson Communications Corporation (Nasdaq:DCEL) reported net income of $49.7 million for its second quarter ended June 30, 2003, compared with a net loss of $108.2 million for the same period last year. Operating income for the second quarter of $53.2 million was 40 percent higher than operating income of $38.0 million for the same quarter last year.

Net income applicable to common shareholders, after preferred stock dividends of $20.0 million and a $196.3 million gain on the redemption of preferred stock, was $225.9 million, or $2.43 per share on a fully diluted basis (Table 1). Net income applicable to common shareholders for the second quarter also included a $27.5 million gain (net of taxes) on the disposal of discontinued operations, representing the Santa Cruz Metropolitan Service Area (MSA) and California Rural Service Area (RSA) 4.

Both gains related to the June 17, 2003 swap of the two California properties for AT&T Wireless' (NYSE:AWE) Anchorage MSA and Alaska RSA 2. As part of the swap, AT&T Wireless transferred to Dobson the Dobson Series AA preferred stock that AT&T Wireless had owned. Dobson recorded a gain on redemption of preferred stock, versus its carrying value, of approximately $168 million. The remainder of the $196.3 million gain is primarily comprised of approximately $28.5 million of previously accrued dividends that were cancelled.

Second-quarter operating results for the California properties were reflected as $3.6 million in income from discontinued operations, net of taxes, as required by GAAP (Generally Accepted Accounting Principles). In accordance with GAAP, Dobson has also reclassified prior-period results for the California properties as discontinued operations (Tables 1 and 3).

On the other hand, GAAP requires that operating results for the Anchorage MSA and AK RSA 2 be included only for the period from the time of acquisition, June 17, 2003, through the end of the second quarter; and that their historical operating results not be included in results of operations.

Dobson's results for the second quarter also do not include the operations of American Cellular Corporation (see below), which is jointly owned by Dobson and AT&T Wireless. Dobson's investment in American Cellular was effectively written down to zero in June 2002.

For last year's second quarter, Dobson recorded a net loss applicable to common shareholders of $132.1 million, or $1.45 per share, after dividends of $23.9 million on preferred stock. The net loss included a $177.2 million loss from the investment in the American Cellular joint venture, primarily related to a goodwill impairment write-down.

"We had another exceptional quarter, highlighted by a 40 percent increase in operating income over the second quarter last year," said Everett R. Dobson, president, chairman and chief executive officer. "Sales increased a bit from the first quarter, and even more importantly, we increased our monthly profit per subscriber to approximately $21.00, compared with approximately $19.50 for the second quarter last year.

"The completion of the California/Alaska property swap is also very important to our future," he said. "We are excited by the growth opportunities in Alaska, where Dobson is now the largest wireless services provider."

Dobson's EBITDA for the second quarter of 2003 was $75.7 million, representing a
30.1 percent increase over EBITDA of $58.2 million for the second quarter last year. EBITDA margin on total revenue for the second quarter this year increased to 49.1 percent, compared with an EBITDA margin of 40.9 percent for the same period in 2002. The higher margin was attributed to service revenue growth, increased profitability of service revenue, roaming revenue growth, and lower sales volumes, which reduced variable sales and marketing expenses. (For definition of EBITDA and a reconciliation of EBITDA to net income from continuing operations, please see Table 1, footnote 1.)

Dobson generated 40,100 gross subscriber additions (postpaid) for the second quarter of 2003, compared with 56,700 for the same quarter last year. Total net subscriber additions for the quarter were 13,000, reflecting postpaid customer churn of 1.5 percent. For the second quarter last year, Dobson reported 20,100 total net subscriber additions and churn of 1.7 percent.

The acquisition of the Anchorage MSA and Alaska RSA 2 further increased the Company's subscriber base in the second quarter. Dobson had approximately 867,600 subscribers as of June 30, 2003, compared with 675,200 a year before.

Total revenue for the second quarter was $154.2 million, an increase of 8.4 percent over revenue of $142.3 million for the same quarter last year. Local service revenue increased 7.8 percent to $93.6 million, compared with $86.9 million for the second quarter last year.

Roaming revenue increased to $54.4 million, or 6.1 percent, from $51.3 million in the second quarter of 2002, reflecting a 20 percent increase in roaming minutes of use (MOUs) and a 12 percent decline in roaming yield year-over-year, due to contract rate reductions in the Company's primary long-term agreements.

Dobson completed a new GSM/GPRS roaming agreement with AT&T Wireless in July, which will enable Dobson's customers and those of AT&T Wireless to use the latest voice and data services nationwide. The agreement, which extends through 2008, will also facilitate Dobson's retail launch of GSM/GPRS handsets and services later this year. In addition to the new GSM/GPRS roaming agreement, Dobson amended and extended the length of its TDMA roaming agreement with AT&T Wireless to 2008 on terms that Dobson believes will increase its value to the Company.

Dobson once again increased monthly profit per subscriber in the most recent quarter. Second quarter monthly profit per subscriber was approximately $21.00, compared with approximately $19.50 for the same period last year and compared with approximately $20.00 for the first quarter of 2003. Dobson defines monthly profit per subscriber as the difference between total ARPU (postpaid, prepaid and reseller) and CCPU (cash cost per user).

This higher profitability was driven by the continued decline in CCPU on a year-over-year basis. Dobson reduced its CCPU by more than $3 to approximately $21.00 per customer per month, or 14 percent below CCPU for the same period last year. The Company attributed this to a combination of reduced rates on off-network MOUs; fewer average off-network MOUs per customer; and other operating improvements. CCPU reflects the average monthly cost incurred in providing service to a Dobson subscriber and excludes subscriber acquisition costs, depreciation and amortization expenses.

Postpaid ARPU for the second quarter of 2003 was approximately $43, up from approximately $42 in the immediately previous quarter and below last year's second quarter ARPU of approximately $45. Dobson reports ARPU on a postpaid basis only.

Capital expenditures were approximately $33.2 million in the second quarter, bringing year-to-date capital expenditures to approximately $50.3 million. On July 18, 2003, the Company announced that the acceleration of its GSM/GPRS network overlay would raise its total capital expenditure budget for 2003 to a range of $135 million to $145 million. The Company's total budget for the GSM/GPRS overlay has not changed.

American Cellular Corporation

American Cellular reported net income of $2.1 million for the second quarter of 2003, compared with a net loss of $381.6 million for the second quarter last year (Table 6). Last year's net loss included a charge of $377.0 million for the impairment of goodwill.

American Cellular's EBITDA increased approximately 13.1 percent to $53.2 million for the quarter, compared with $47.1 million for the same period last year. EBITDA margin increased to 45.5 percent, compared with 40.6 percent in the second quarter last year.

American Cellular reported 37,900 gross subscriber additions for the second quarter, compared with 48,700 for the second quarter last year. Approximately 79 percent of American's second quarter gross subscriber additions represented sales of local and preferred calling plans.

Net subscriber additions for the quarter were 5,400, compared with 15,700 for the same quarter last year. Second quarter churn of 1.7 percent was in line with churn for the same period last year.

American reported total revenue of $116.9 million for the second quarter of 2003, compared with $115.8 million for the same period last year. Local service revenue increased slightly, and roaming revenue declined slightly on a year-over-year basis.

American Cellular's monthly profit per subscriber was approximately $17.50, compared with approximately $16.50 for the second quarter last year and approximately $16.50 for the first quarter of 2003. Monthly profit per subscriber is the difference between total ARPU and CCPU.

CCPU in the second quarter was approximately $20.00, compared with approximately $22.50 for the same period last year. Postpaid ARPU for the second quarter of 2003 was approximately $39, compared with approximately $40 for the second quarter last year.

American Cellular's capital expenditures were approximately $15.2 million in the second quarter, bringing year-to-date total capital expenditures to $28.3 million. American Cellular recently announced that it is accelerating its GSM/GPRS overlay, and therefore revised its guidance for 2003 capital expenditures to a range of $85 million to $105 million.

On July 14, 2003, Dobson and American Cellular announced a plan to restructure American Cellular's capital and indebtedness. Upon completion of the restructuring, American Cellular would become a wholly owned consolidated subsidiary of Dobson Communications. As noted in the July 14 announcement, the restructuring plan calls for holders of American Cellular's 9-1/2% senior subordinated notes to receive a maximum of $50 million in cash, up to 45.1 million shares of Dobson Communications Class A common stock, and a maximum of 700,000 shares of a new series of Dobson Communications convertible preferred stock.

Related to the restructuring, on July 25, 2003, American Cellular and ACC Escrow Corp. jointly announced the pricing of a private offering of $900 million aggregate principal amount of 10% senior notes due 2011. The senior notes will be issued at par.

The notes will be issued by ACC Escrow Corp., a recently formed, wholly owned, indirect subsidiary of Dobson Communications. ACC Escrow was organized to merge into American Cellular Corporation as part of the restructure plan. Upon consummation of the restructuring, including the merger, the net proceeds from the offering will be used to fully repay American Cellular's existing bank credit facility and to pay all or a portion of the expenses of the restructuring, with any remaining net proceeds to be used for general corporate purposes. Closing of the notes offering, which is scheduled for August 8, 2003, is subject to the satisfaction of customary closing conditions.

The notes are being sold only to qualified institutional buyers under Rule 144A and to persons outside the United States under Regulation S. The notes have not been registered under the Securities Act of 1933 or under any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This press release does not constitute an offer, offer to sell, or solicitation of an offer to buy any securities in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Conference Call

Dobson plans to conduct a conference call to discuss its and American Cellular's second quarter results on Wednesday, August 6, beginning at 9 a.m. ET (8 a.m.
CT). On the conference call, the Company expects to discuss current market conditions, its operating outlook and its guidance for 2003. The call will also be broadcast on the Internet.

Those interested may access the call by dialing:

 Conference call       (800) 289-0437
 Pass code             415953

The call may also be accessed via the Internet through the Investor Relations page of Dobson's web site at www.dobson.net. A replay of the call will be available later in the day via Dobson's web site or by phone.

 Replay                (888) 203-1112
 Pass code             415953
 The replay will be available by phone for two weeks.

Dobson Communications is a leading provider of wireless phone services to rural and suburban markets in the United States. Headquartered in Oklahoma City, the rapidly growing Company owns or manages wireless operations in 16 states. For additional information on the Company and its operations, please visit its web site at www.dobson.net.

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements regarding the Company's plans, intentions and expectations. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. These risks include, but are not limited to, increased levels of competition; shortages of key equipment; restrictions on the Company's ability to finance its growth; the timing of and conditions to closing and the amount and use of proceeds and statements regarding the completion of the transactions involved in the American Cellular restructuring; and other factors. A more extensive discussion of the risk factors that could impact these areas and the Company's overall business and financial performance can be found in the Company's reports and other filings filed with the Securities and Exchange Commission. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements.

Table 1

 Dobson Communications Corporation
 Statements of Operations

                           Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                             2003       2002       2003       2002
                           ---------  ---------  ---------  ---------
                             ($ in thousands except per share data)
 Operating Revenue                         (unaudited)
  Service revenue          $  93,614  $  86,867  $ 180,919  $ 166,083
  Roaming revenue             54,426     51,274     99,826     95,242
  Equipment & other revenue    6,202      4,205     11,590      8,282
                           ---------  ---------  ---------  ---------
   Total                     154,242    142,346    292,335    269,607
                           ---------  ---------  ---------  ---------

 Operating Expenses
  (excluding depreciation
   & amortization)
  Cost of service             35,803     38,701     68,578     75,541
  Cost of equipment            9,947     10,341     18,979     20,444
  Marketing & selling         15,347     17,457     29,805     33,856
  General & administrative    17,436     17,653     35,356     35,062
                           ---------  ---------  ---------  ---------
   Total                      78,533     84,152    152,718    164,903
                           ---------  ---------  ---------  ---------
 EBITDA (a)                   75,709     58,194    139,617    104,704
  Depreciation &
   amortization              (22,468)   (20,156)   (43,583)   (39,445)
                           ---------  ---------  ---------  ---------
 Operating income             53,241     38,038     96,034     65,259

  Minority interest           (1,785)    (1,507)    (3,405)    (2,923)
  Loss from investment
   in joint venture               --   (177,158)        --   (184,381)
  Other income, net            2,537      1,531      4,496      2,691
                           ---------  ---------  ---------  ---------
 Income (loss) before
  interest & income taxes     53,993   (139,096)    97,125   (119,354)
   Interest expense          (24,074)   (28,414)   (48,732)   (57,099)
   Income tax (expense)
    benefit                  (11,368)    56,374    (18,388)    57,027
                           ---------  ---------  ---------  ---------
 Income (loss) from
  continuing operations       18,551   (111,136)    30,005   (119,426)
 Discontinued operations:
  Income from discontinued
   operations, net of
   taxes (b)                   3,606      2,894      7,198     10,149
  Loss from discontinued
   operations from
   investment in joint
   venture                        --         --         --       (327)
  Gain from disposal of
   discontinued operations,
   net of taxes               27,508         --     27,508     88,315
  Gain from disposal of
   discontinued operations
   from investment in
   joint venture                  --         --         --      6,736
                           ---------  ---------  ---------  ---------
 Income (loss) before
  cumulative effect of
  change in accounting
  principle                   49,665   (108,242)    64,711    (14,553)
   Cumulative effect of
    change in accounting
    principle, net of taxes       --         --         --    (33,294)
   Cumulative effect of
    change in accounting
    principle from
    investment in
    joint venture                 --         --         --   (140,820)
                           ---------  ---------  ---------  ---------
 Net Income (loss)            49,665   (108,242)    64,711   (188,667)
  Dividends on preferred
   stock                     (20,013)   (23,860)   (40,543)   (46,860)
  Excess of face value over
   repurchase price of
   preferred stock                --         --     23,615         --
  Gain on redemption of
   preferred stock           196,264         --    196,264         --
                           ---------  ---------  ---------  ---------
 Net Income (loss)
  applicable to common
  shareholders             $ 225,916  $(132,102) $ 244,047  $(235,527)
                           =========  =========  =========  =========
 Basic net income (loss)
  applicable to common
  shareholders
  per common share:
   Continuing operations      $ 0.20    $ (1.22)    $ 0.33    $ (1.31)
   Discontinued operations      0.35       0.03       0.39       1.15
   Change in accounting
    principle                     --         --         --      (1.91)
   Dividends on and
    redemption of
    preferred stock             1.95      (0.26)      1.99      (0.51)
                           ---------  ---------  ---------  ---------
 Total basic net income
  (loss) applicable to
  common shareholders per
  common share                $ 2.50    $ (1.45)    $ 2.71    $ (2.58)
                           =========  =========  =========  =========
 Basic weighted average
  common shares
  outstanding             90,254,127 90,806,645 90,183,364 91,222,067
                          ========== ========== ========== ==========
 Total diluted net income
  (loss) applicable to
  common shareholders per
  common share                $ 2.43    $ (1.45)    $ 2.64    $ (2.58)
                           =========  =========  =========  =========
 Diluted weighted average
  common shares
  outstanding             92,896,931 90,806,645 92,377,978 91,222,067
                          ========== ========== ========== ==========

(a) EBITDA is defined as earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, and other income. We believe EBITDA and EBITDA margin to be relevant and useful information as these are important performance measurements used by our management to measure the operating profits or losses of our business. In addition, EBITDA is a metric used to measure the performance of our management team and to determine how and where to invest additional capital or other resources. EBITDA and EBITDA margin should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with accounting principles generally accepted in the United States of America. EBITDA and EBITDA margin, as we have defined them, may not be comparable to similarly titled measures reported by other companies.

                            Three Months Ended     Six Months Ended
                                   June 30,              June 30,
                              2003       2002       2003       2002
                           ---------  ---------  ---------  ---------
 (b) Operating results from
     income from
     discontinued
     operations:
     Service revenue       $   6,343  $   7,423  $  13,894  $  18,549
     Roaming revenue           8,387      9,601     17,285     26,217
     Equipment & other
      revenue                    381        511        784      1,203
                           ---------  ---------  ---------  ---------
      Total operating
       revenue                15,111     17,535     31,963     45,969
                           ---------  ---------  ---------  ---------
    Cost of service            3,144      4,528      6,817      9,406
    Cost of equipment            648        957      1,523      2,449
    Marketing & selling          988      1,741      2,186      3,651
    General &
     administrative            1,579      1,842      3,382      4,879
                           ---------  ---------  ---------  ---------
      Total operating
       expenses (excluding
       depreciation and
       amortization)           6,359      9,068     13,908     20,385
                           ---------  ---------  ---------  ---------
    EBITDA                     8,752      8,467     18,055     25,584
                           ---------  ---------  ---------  ---------
    Depreciation &
     amortization             (1,851)    (1,895)    (4,040)    (3,619)
    Interest expense
      & other                 (1,085)    (1,904)    (2,405)    (5,595)
    Income tax expense        (2,210)    (1,774)    (4,412)    (6,221)
                           ---------  ---------  ---------  ---------
    Income from dis-
     continued operations  $   3,606  $   2,894  $   7,198  $  10,149
                           =========  =========  =========  =========

 Table 2

 Dobson Communications Corporation
 Selected Balance Sheet and Statistical Data

 Balance Sheet Data:                    June 30, 2003   Dec. 31, 2002
                                        -------------   -------------
                                       ($ in millions) ($ in millions)
                                         (unaudited)

 Cash and cash equivalents (unrestricted) $  256.2         $  294.2
                                          ========         ========

 Total Debt:
  Dobson Operating Co., L.L.C.
    credit facility (a)                   $  484.1         $  501.0
  Dobson/Sygnet credit facility (b)          267.1            285.4
  DCC 10.875% Senior Notes, net              298.3            298.2
  Dobson/Sygnet Senior Notes                 188.5            188.5
                                          --------         --------
    Total debt                            $1,238.0         $1,273.1
                                          ========         ========

 Preferred Stock:
  Series AA Preferred Stock, 5.96%        $     --         $  200.0
  Senior Exchangeable Preferred Stock,
   12.25%, net (c)                           343.5            362.3
  Senior Exchangeable Preferred Stock,
   13.00%, net (d)                           181.4            196.0
                                          --------         --------
     Total preferred stock                $  524.9         $  758.3
                                          ========         ========



                                     Six Months Ended      Six Ended
                                       June 30, 2003     June 30, 2002
                                          --------         --------
                                      ($ in millions)  ($ in millions)

 Capital Expenditures:                    $   50.3         $   37.7
                                          ========         ========


(a) Does not include the $95.5 million of availability under this credit facility

(b)  Does not include $25.9 million of availability under this credit facility

(c) Net of deferred financing costs of $(3.5) million and $(4.2) million and discount of $(7.2) million and $(8.4) million at June 30, 2003 and December 31, 2002, respectively.

(d) Net of deferred financing costs of $(2.2) million and $(2.8) million at June 30, 2003 and December 31, 2002, respectively.


 Table 3

 Dobson Communications Corporation

 For the Quarter
  Ended             6/30/2002 9/30/2002 12/31/2002 3/31/2003 6/30/2003
                    --------- --------- --------- --------- ---------
                       ($ in thousands except per subscriber data)
                                        (unaudited)
 Operating Revenue
  Service revenue   $  86,867 $  89,700 $  86,717 $  87,305 $  93,614
  Roaming revenue      51,274    55,827    50,141    45,400    54,426
  Equipment &
   other revenue        4,205     5,531     4,382     5,388     6,202
                    --------- --------- --------- --------- ---------
 Total                142,346   151,058   141,240   138,093   154,242
                    --------- --------- --------- --------- ---------

 Operating Expenses
  (excluding
  depreciation &
  amortization)
  Cost of service      38,701    37,910    35,618    32,775    35,803
  Cost of equipment    10,341    11,298    10,401     9,032     9,947
  Marketing &
   selling             17,457    17,683    16,022    14,458    15,347
  General &
   administrative      17,653    18,617    18,734    17,921    17,436
                    --------- --------- --------- --------- ---------
 Total                 84,152    85,508    80,775    74,186    78,533
                    --------- --------- --------- --------- ---------

 EBITDA (a) (b)     $  58,194 $  65,550 $  60,465 $  63,907 $  75,709
                    ========= ========= ========= ========= =========

 Pops               5,711,500 5,711,500 5,711,500 5,711,500 6,094,600

 Post-paid
  Gross Adds           56,700    55,000    53,600    38,700    40,100
  Net Adds             23,800    15,400    17,900     4,800     9,700
  Subscribers         647,500   662,900   680,800   685,600   810,600
  Churn                   1.7%      2.0%      1.8%      1.6%      1.5%
  Average Service
   Revenue per
   Subscriber (ARPU)     $ 45      $ 45      $ 42      $ 42      $ 43
  Average Service
   and Roaming
   Revenue per
   Subscriber            $ 72      $ 74      $ 67      $ 64     $ 69

 Pre-paid
  Net Adds             (3,800)   (4,200)   (1,100)    2,300      900
  Subscribers          11,700     7,500     6,400     8,700   22,300

 Reseller
  Net Adds                100     3,500     1,900     3,200    2,400
  Subscribers          16,000    19,500    21,400    24,600   34,700

 Total
  Net Adds             20,100    14,700    18,700    10,300   13,000
  Subscribers         675,200   689,900   708,600   718,900  867,600
  Penetration            11.8%     12.1%     12.4%     12.6%    14.2%


(a) Includes $1.8 million, $1.9 million, $1.8 million, $1.9 million and $2.1 million of EBITDA for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003, respectively, related to minority interests.

(b) A reconciliation of EBITDA to net (loss) income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

 (Loss) income from
  continuing
  operations       $ (111,136) $ 10,408   $ 4,522  $ 11,454  $ 18,551
 Add back non-EBITDA
  items included in
  (loss) income from
  continuing operations:
  Depreciation &
   amortization       (20,156)  (20,876)  (19,730)  (21,114)  (22,468)
  Interest expense    (28,414)  (29,139)  (26,408)  (24,659)  (24,074)
  Minority Interest    (1,507)   (1,946)   (1,652)   (1,619)   (1,785)
  Loss from
   investment in JV  (177,158)       --        --        --        --
  Other income
   (expense)            1,531     3,199    (5,373)    1,959     2,537
  Income tax benefit
   (expense)           56,374    (6,380)   (2,780)   (7,020)  (11,368)
                    --------- --------- --------- --------- ---------
  EBITDA            $  58,194 $  65,550 $  60,465 $  63,907 $  75,709
                    ========= ========= ========= ========= =========


 Table 4

 Dobson Operating Company LLC

 For the Quarter
  Ended             6/30/2002 9/30/2002 12/31/2002 3/31/2003 6/30/2003
                    --------- --------- --------- --------- ---------
                       ($ in thousands except per subscriber data)
                                        (unaudited)
 Operating Revenue
  Service revenue   $  49,576  $ 50,583 $  48,957 $  48,997 $  54,100
  Roaming revenue      38,757    42,631    37,826    34,646    42,322
  Equipment & other
   revenue              2,907     3,451     2,720     4,203     4,809
                    --------- --------- --------- --------- ---------
 Total                 91,240    96,665    89,503    87,846   101,231
                    --------- --------- --------- --------- ---------

 Operating Expenses
 (excluding
  depreciation &
  amortization)
   Cost of service     27,112    26,627    24,770    23,294    26,151
   Cost of equipment    5,910     6,321     6,301     5,451     5,910
   Marketing &
    selling            10,975    11,217     9,770     9,397     9,834
   General &
    administrative     10,504    11,120    10,952     9,951    10,189
                    --------- --------- --------- --------- ---------
 Total                 54,501    55,285    51,793    48,093    52,084
                    --------- --------- --------- --------- ---------

 EBITDA (a) (b)     $  36,739 $  41,380 $  37,710 $  39,753 $  49,147
                    ========= ========= ========= ========= =========

 Pops               3,353,800 3,353,800 3,353,800 3,353,800 3,736,900

 Post-paid
  Gross Adds           34,700    33,000    31,700    24,400    25,000
  Net Adds             14,000     6,100     7,400     1,300     5,100
  Subscribers         349,200   355,300   362,700   364,000   484,400
  Churn                   2.0%      2.5%      2.3%      2.1%      1.8%
  Average Service
   Revenue per
   Subscriber (ARPU)     $ 47      $ 47      $ 45      $ 44     $ 45
  Average Service and
   Roaming Revenue
   per Subscriber         $ 85     $ 87      $ 80      $ 76      $ 82

 Pre-paid
  Net Adds             (3,700)   (4,200)   (1,400)    1,500       400
  Subscribers          11,100     6,900     5,500     7,000    20,100

 Reseller
  Net Adds                500     3,800     2,100     3,100     2,400
  Subscribers          11,000    14,800    16,900    20,000    30,100

 Total
  Net Adds             10,800     5,700     8,100     5,900     7,900
  Subscribers         371,300   377,000   385,100   391,000   534,600
  Penetration            11.1%     11.2%     11.5%     11.7%     14.3%


(a) Includes $1.8 million, $1.9 million, $1.8 million, $1.9 million and $2.1 million of EBITDA for the quarters ended June 30, 2002, September 30, 2002, December 31, 2002, March 31, 2003 and June 30, 2003, respectively, related to minority interests.

(b) A reconciliation of EBITDA to net income from continuing operations as determined in accordance with generally accepted accounting principles is as follows:

 Income from
  continuing
  operations          $ 8,924  $ 11,125  $ 11,412  $ 12,364  $ 18,381
 Add back non-EBITDA
  items included in
  net income from
  continuing operations:
 Depreciation &
  amortization        (12,838)  (13,232)  (12,589)  (13,408)  (14,545)
 Interest expense      (9,488)  (10,017)   (6,787)   (6,245)   (6,319)
 Minority Interest     (1,507)   (1,946)   (1,652)   (1,620)   (1,785)
 Other income           1,488     1,760     1,733     1,462     3,149
 Income tax expense    (5,470)   (6,820)   (7,003)   (7,578)  (11,266)
                    --------- --------- --------- --------- ---------
 EBITDA             $  36,739 $  41,380 $  37,710 $  39,753 $  49,147
                    ========= ========= ========= ========= =========


 Table 5

 Dobson/Sygnet Communications Company

 For the Quarter
  Ended             6/30/2002 9/30/2002 12/31/2002 3/31/2003 6/30/2003
                    --------- --------- --------- --------- ---------
                       ($ in thousands except per subscriber data)
                                       (unaudited)
 Operating Revenue
  Service revenue   $  37,097 $  39,118 $  37,760 $  38,308 $  39,514
  Roaming revenue      12,516    13,196    12,315    10,753    12,104
  Equipment & other
   revenue              1,298     2,079     1,662     1,650     1,858
                    --------- --------- --------- --------- ---------
 Total                 50,911    54,393    51,737    50,711    53,476
                    --------- --------- --------- --------- ---------

 Operating Expenses
 (excluding
  depreciation &
  amortization)
   Cost of service     11,589    11,284    10,847     9,946    10,117
   Cost of equipment    4,431     4,977     4,100     3,581     4,037
   Marketing &
    selling             6,482     6,465     6,252     5,061     5,513
   General &
    administrative      6,980     7,326     7,695     7,963     7,241
                    --------- --------- --------- --------- ---------
 Total                 29,482    30,052    28,894    26,551    26,908
                    --------- --------- --------- --------- ---------
 EBITDA (a)         $  21,429 $  24,341 $  22,843 $  24,160 $  26,568
                    ========= ========= ========= ========= =========
 Pops               2,357,700 2,357,700 2,357,700 2,357,700 2,357,700

 Post-paid
  Gross Adds           22,000    22,000    21,900    14,300    15,100
  Net Adds              9,800     9,300    10,500     3,500     4,600
  Subscribers         298,300   307,600   318,100   321,600   326,200
  Churn                   1.4%      1.4%      1.2%      1.1%      1.1%
  Average Service
   Revenue per
   Subscriber (ARPU)     $ 42      $ 43      $ 40      $ 40      $ 40
  Average Service and
   Roaming Revenue
   per Subscriber        $ 56      $ 57      $ 53      $ 51      $ 53

 Pre-paid
  Net Adds               (100)       --       300       800       500
  Subscribers             600       600       900     1,700     2,200

 Reseller
  Net Adds               (400)     (300)     (200)      100        --
  Subscribers           5,000     4,700     4,500     4,600     4,600

 Total
  Net Adds              9,300     9,000    10,600     4,400     5,100
  Subscribers         303,900   312,900   323,500   327,900   333,000
  Penetration            12.9%     13.3%     13.7%     13.9%     14.1%

(a) A reconciliation of EBITDA to net income as determined in accordance with generally accepted accounting principles is as follows:

 Net income           $ 1,969   $ 3,494   $ 2,616   $ 3,763   $ 5,007
 Add back non-EBITDA
  items included in
  net income:
 Depreciation &
  amortization         (7,011)   (7,244)   (7,423)   (7,587)   (7,807)
 Interest expense     (11,246)  (11,396)  (11,209)  (10,575)  (10,463)
 Other income (loss)        3       (65)        8        71      (222)
 Income tax expense    (1,206)   (2,142)   (1,603)   (2,306)   (3,069)
                    --------- --------- --------- --------- ---------
 EBITDA             $  21,429 $  24,341 $  22,843 $  24,160 $  26,568
                    ========= ========= ========= ========= =========


 Table 6

 American Cellular Corporation

 For the Quarter
  Ended             6/30/2002 9/30/2002 12/31/2002 3/31/2003 6/30/2003
                    --------- --------- --------- --------- ---------
                      ($ in thousands except per subscriber data)
                                       (unaudited)
 Operating Revenue
  Service revenue   $  76,260 $  79,430 $  76,267 $  75,176 $  78,120
  Roaming revenue      35,592    40,237    32,725    27,680    34,718
  Equipment &
   other revenue        3,958     4,535     3,943     3,634     4,099
                    --------- --------- --------- --------- ---------
      Total           115,810   124,202   112,935   106,490   116,937
                    --------- --------- --------- --------- ---------

 Operating Expenses
  (excluding
  depreciation &
  amortization)
   Cost of service     29,273    28,392    25,372    23,569    24,854
   Cost of equipment    7,704     9,053    10,003     8,909     9,182
   Marketing &
    selling            14,813    15,031    14,205    12,391    12,442
   General &
    administrative     16,956    18,396    18,258    17,694    17,253
                    --------- --------- --------- --------- ---------
     Total             68,746    70,872    67,838    62,563    63,731
                    --------- --------- --------- --------- ---------

 EBITDA (a)         $  47,064 $  53,330 $  45,097 $  43,927 $  53,206
                    ========= ========= ========= ========= =========

 Pops               4,997,000 4,997,000 4,997,000 4,997,000 4,997,000

 Post-paid
  Gross Adds           48,700    49,900    53,000    38,500    37,900
  Net Adds             16,400    11,200    14,800      (200)    3,500
  Subscribers         631,800   643,000   657,800   657,600   661,100
  Churn                   1.7%      2.0%      2.0%      2.0%      1.7%
  Average Service
   Revenue per
   Subscriber (ARPU)     $ 40      $ 41      $ 39      $ 38      $ 39
  Average Service and
   Roaming Revenue
   per Subscriber        $ 59      $ 62      $ 55      $ 52      $ 56

 Pre-paid
  Net Adds               (200)     (300)      900     1,700     1,000
  Subscribers           4,300     4,000     4,900     6,600     7,600

 Reseller
  Net Adds               (500)    4,300     1,600       200       900
  Subscribers          21,800    26,100    27,700    27,900    28,800

 Total
  Net Adds             15,700    15,200    17,300     1,700     5,400
  Subscribers         657,900   673,100   690,400   692,100   697,500
  Penetration            13.2%     13.5%     13.8%     13.9%     14.0%

(a) A reconciliation of EBITDA to net (loss) income as determined in accordance with generally accepted accounting principles is as follows:

 Net (loss) income  $(381,616)  $ 4,280 $(422,908) $ (2,406)  $ 2,103
 Add back non-EBITDA
  items included in
  net (loss) income:
 Depreciation &
  amortization        (16,763)  (16,951)  (17,050)  (17,004)  (17,573)
 Interest expense     (38,781)  (29,926)  (32,756)  (31,254)  (31,211)
 Impairment of
  goodwill           (377,000)       --  (423,894)       --       --
 Other income (loss)      787       680       423       321      (917)
 Income tax benefit
  (expense)             3,077    (2,853)    5,272     1,604    (1,402)
                    --------- --------- --------- --------- ---------
 EBITDA             $  47,064 $  53,330 $  45,097 $  43,927 $  53,206
                    ========= ========= ========= ========= =========



CONTACT:  Dobson Communications, Oklahoma City
          J. Warren Henry
          (405) 529-8820